Exhibit 10.47

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH REGULATION S-K ITEM 601(B)(10)(IV). ASTERISKS DENOTE OMISSIONS. SUCH INFORMATION IS BOTH (i) IMMATERIAL AND (ii) IS OF A TYPE REGULARLY TREATED AS PRIVATE OR CONFIDENTIAL BY THE REGISTRANT.

PRIVILEGED & CONFIDENTIAL

COINMINT COLOCATION MINING SERVICES AGREEMENT

This Colocation Mining Services Agreement (the “Agreement”) is made as of July 1, 2021 (the “Effective Date”), by and between Coinmint, LLC (“Service Provider”), a limited liability company, with an address at 1413 Avenida Ponce de Leon, San Juan, Puerto Rico 00946, and the customer identified below (“Customer”). Service Provider and Customer are each referred to as a “Party” and collectively as the “Parties”.

COVER PAGE

CUSTOMER DETAILS
Customer:	Gryphon Digital Mining
Customer Address:	5953 Mable Rd., Unit 138 Las Vegas, NV 89110
Customer Primary Contact:	Rob Chang
Customer Phone Number:	[***]
Customer Email Address:	[***]

COMMERCIAL TERMS
Mining Equipment:	Equipment and schedule of delivery covered in Exhibits B and C.

Scheduled Start Date:	Commencing on Effective Date for a period of fifteen (15) months, automatically renewing for periods of three (3) months, unless terminated as provided in Section 11.

Performance Fee:

For any Payout Period, Service Provider to initially receive Performance Fee of the mathematical difference between the Generated Digital Assets and the Digital Asset Cost Equivalent.

See Exhibit E for details on performance fee and adjustments.

Equipment Standards:	See Exhibit E

Deposit and Reservation Fees:

$[***] per Megawatt of projected capacity due thirty (30) days prior to the delivery of any Mining Equipment defined in Exhibit C.

$[***] in non-refundable Reservation Fees due within ten (10) days of execution) for allocated capacity for ASICs in Exhibit C.

Upon termination of this agreement, or in the event that Customer’s Mining Equipment is uninstalled from Service Provider’s facility, Customer will receive a full refund of deposit within ten (10) business days of the equipment being uninstalled.

WHEREAS, Customer wishes to acquire from Service Provider the mining power specified on this Cover Page (the “Mining Power”); and

WHEREAS, Service Provider wishes to provide to Customer the Mining Power, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants exchanged herein, and for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree to the terms and conditions set forth in this Agreement, including this Cover Page and the Mining Services Standard Terms and Conditions (attached hereto as Exhibits A–D: (A) Mining Services Standard Terms and Conditions; (B) Mining Equipment Description; (C) Scheduled Delivery of Mining Access Equipment, and (D) Customer Questionnaire.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized officers as of the Effective Date.

COINMINT, LLC	Gryphon Digital Mining

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

MINING SERVICES STANDARD TERMS AND CONDITIONS

This Exhibit A (the “Standard Terms”) is made part of, and is hereby incorporated by reference into, the Agreement between the Parties. All capitalized terms not defined in these Standard Terms shall have the meanings given to such terms in the Agreement.

1. DEFINITIONS.

1.1 “Costs” means, collectively, the Electricity Utility Costs and Maintenance Costs.

1.2 “Customer Wallet” means a digital wallet address selected by Customer for storing Digital Assets.

1.3 “Digital Asset” means any denomination of cryptocurrencies, virtual currencies or other digital assets mined by Service Provider for or on behalf of Customer pursuant to this Agreement.

1.4 “Digital Asset Customer Allocation” means the Generated Digital Assets minus the Digital Asset Cost Equivalent minus the Performance Fee.

1.5 “Digital Asset Cost Equivalent” means, for any Payout Period, an amount of Digital Assets that have a value that is equal to the related Costs for Mining such Digital Assets.

1.6 “Downtime” means, for each calendar month, time that the Mining Equipment is not available to Mine in accordance with this Agreement, excluding periods of time in which the Mining Equipment is not available resulting from or relating to: (a) a Force Majeure Event (as defined below); (b) scheduled maintenance or emergency maintenance, [provided that Service Provider shall provide Customer with reasonable advanced notice of any such maintenance] ; (c) downtime resulting from Customer’s breach of this Agreement; (d) faults or errors in the Mining Equipment not resulting from Service Provider’s breach of this Agreement; or (e) downtime related to any other forces beyond the reasonable control of Service Provider or its agents or subcontractors and not avoidable by reasonable due diligence.

1.7 “Electricity Utility Costs” means Customer’s share of the any costs of the electricity used to Mine Digital Assets for Customer.

1.8 “Generated Digital Assets” means, for any Payout Period, the Digital Assets Mined by the Third Party Mining Operator using the Mining Power minus the amount of Digital Assets retained by the Third Party Mining Operator as a fee for providing its Mining services.

1.9 “Mining Equipment” means the servers and power supplies provided by the Customer to produce the Mining Power set forth in the Exhibit B. Each specific device within the Mining Equipment is defined as a “miner” herein.

1.10 “Intellectual Property” means all forms of intellectual property rights and protections held by such Party and may include without limitation all right, title and interest arising under U.S. common and statutory law, and under the laws of other countries, in and to all (a) patents and all filed, pending or potential applications for patents, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed; (b) trade secret rights and equivalent rights; (c) copyrights, other literary property or authors rights, whether or not protected by copyright or as a mask work; and (d) proprietary indicia, trademarks, trade names, symbols, domain names, URLs, logos and/or brand names.

1.11 “Maintenance Costs” means Customer’s proportional share of the direct and indirect maintenance cost associated with monitoring and maintaining the Mining Equipment to Mine using the Mining Power.

1.12 “Mine” or “Mining” means the process in which transactions for various forms of Digital Assets are verified and added to a blockchain digital ledger.

1.13 “Payout Period” means each day during the life of this Agreement.

1.14 “Performance Fee” means, for any Payout Period, the percentage set forth in the Cover Page of the Generated Digital Assets minus the Digital Asset Cost Equivalent. For clarity, if the Digital Asset Cost Equivalent is greater than the Generated Digital Asset for a given Payout Period, the Performance Fee will be zero for that Payout Period, but Service Provider may exercise its right to setoff described in Section 5 in subsequent Payout Periods. In the event of any conflict or inconsistency in the definition or meaning of “Performance Fee” between this term, the term as used or defined on the Cover Page hereto, and the term as used or defined in Exhibit E, the Parties agree that Exhibit E shall govern.

1.15 “Third Party Mining Operator” means a third-party Mining collective (pool operator) pre-approved by the Customer that is assigned the Mining Power to generate the Generated Digital Assets.

1.16 “Uptime” means, for each calendar month, the availability of the Mining Equipment as a percentage equal to (a) the difference between the total number of minutes of Downtime in such month and the total number of minutes in such month, divided by (b) the total number of minutes in such calendar month.

1.17 “Bitcoin Reference Rate” (BRR) refers to the published Chicago Mercantile Exchange Bitcoin Reference Rate (BRR), that is updated daily at 10:01 am CT, and is used for calculating the price of Bitcoin for Performance Fee and Cost Calculations.

2. SERVICE PROVIDER OBLIGATIONS.

Subject to the terms and conditions of this Agreement (including Customer’s payment obligations), Service Provider shall use commercially reasonable efforts to:

2.1 on or promptly following the Scheduled Start Date (as set forth on the Cover Page), assign the Mining Power to the Third Party Mining Operator for the purpose of generating Digital Assets and seek to reasonably minimize material interruptions in the Mining Power (the “Services”); provided, however, that if Service Provider fails to provide an Uptime of [***]% or better, the Performance Fee shall be reduced as described in Section 6.

2.2 prepare reports, on a daily basis (the “Audit Period”), regarding Generated Digital Assets and related Costs during the Audit Period, and to provide Customer with access to a copy of such reports, upon Customer’s request. Customer may request one additional audit per month at the Customer’s own cost (an “Additional Audit” ) of Service Provider to determine whether all fees and costs charged to Customer under this Agreement were calculated in accordance with this Agreement.

2.3 to determine whether all fees and costs charged to Customer under this Agreement were calculated in accordance with this Agreement. If that audit reveals that Service Provider has undercharged Customer, than Customer shall pay the difference between the charged amount and the actual amount. Conversely, if an Additional Audit reveals that Service Provider has overcharged Customer, then Service Provider shall pay Customer the difference between the charged amount and the actual amount

2.4 Customer agrees that Service Provider may use its affiliates and any third-party contractors, vendors and/or service providers to provide the Services (in whole or in part) but in no event shall the Customer’s Mining Equipment be installed in any facility other than the Service Provider’s or Service Provider’s affiliates facilities.

3. CUSTOMER OBLIGATIONS.

3.1 Customer shall (a) deliver substantially all Mining Equipment five (5) business days following the Effective Date or according to the Delivery Schedule set forth on Exhibit C; and (b) at Customer’s sole expense, maintain a Customer Wallet that is technically capable of receiving fees paid out in accordance with this Agreement in the form of digital assets and to provide Service Provider with the public key address information of such Customer Wallet. Customer shall immediately notify Service Provider of any changes in, or any actual or suspected security or data breaches relating to, the Customer Wallet.

3.2 For the avoidance of doubt, all Mining Equipment shall remain the sole property of Customer. Service Provider shall use commercially reasonable efforts to ensure Customer has access to the Mining Equipment during business hours and, upon termination of this Agreement, is put into possession of the Mining Equipment.

3.3 Performance Fees will be calculated and provided to Customer each week. Upon receipt, Customer will submit payment of Performance Fees to Service Provider within five (5) business days.

3.4 “Deposit Requirements” Customer shall make a deposit thirty (30) days prior to the delivery of any Mining Equipment (defined in Exhibit C) equal to $[***] per estimated megawatt of reserved capacity. These funds will be posted into NCDC’s NYISO collateral account. Upon the termination of this agreement, or in the event that Customer’s Mining Equipment is uninstalled from Service Provider’s facility, Customer will receive a refund within ten (10) business days of the equipment being uninstalled, minus and outstanding fees or costs owed to the Service Provider as indicated on the Cover Sheet.

4. ALLOCATION OF MINING POWER.

Service Provider shall use the Mining Equipment to Mine the cryptocurrency Bitcoin (BTC), unless otherwise agreed to in writing by the Customer and Service Provider. So there is no doubt, and in case of a hard fork of the Bitcoin protocol, under this agreement “Bitcoin (BTC)” shall mean the forked chain with the higher hash rate. Service Provider shall not “merge mine” or otherwise use the Mining Equipment to mine any other crypto asset not expressly stated herein unless otherwise agreed to in writing by the Customer and Service Provider.

5. ALLOCATION OF COSTS.

Customer is solely responsible for all Costs associated with Generated Digital Assets for each Payout Period, and authorizes Service Provider to deduct the Digital Asset Costs Equivalent from the Generated Digital Assets. Service Provider shall provide Customer, a list of all incurred and expected costs for each Payout Period. If the Generated Digital Assets in a Payout Period do not exceed the Digital Asset Cost Equivalent for the same Payout Period, then Customer authorizes Service Provider to (a) deduct the portion of the Digital Asset Cost Equivalent equal to the Generated Digital Assets for such Payout Period, and (b) setoff the remaining portion of Digital Asset Cost Equivalent against Generated Digital Assets in subsequent Payout Periods, until Service Provider has recouped all Costs owed to Service Provider pursuant to this Agreement.

Customer agrees and acknowledges that determination of the Costs by Service Provider requires reliance on third-party data, and that Service Provider may reasonably, in its sole discretion, adjust Costs owed by Customer in any Payout Period to reflect the actual Costs for such Payout Period. For each Payout Period, or other reasonable interval period, not to exceed one-month Service Provider shall provide Customer with an itemized list of such Costs for the preceding Payout Period and Customer’s pro-rata proportion of such Costs.

Service Provider shall allocate Costs among all of beneficiaries of the Mining Power (including Service Provider-owned miners and Customer), to the extent that Service Provider incurs Costs for Customer and other customers of Service Provider (or itself or its affiliates) on a pro-rata basis proportional with the power use among such beneficiaries. Upon request by Customer, Service Provider shall provide Customer with a detailed, anonymized list of Service Provider’s customers and the relevant Cost allocation information.

If requested, and at Customer’s sole cost, Service Provider will hire additional dedicated staff to provide services to Customer Mining Equipment. These employees will be employed by and under the direction of Service Provider, but will be expected to provide services to Customer mining equipment. The associated costs of these employees will be directly charged to the Customer, minus any time or costs incurred to non-Customer related activities.

6. PERFORMANCE FEE.

Customer is solely responsible for the Performance Fee for each Payout Period, and authorizes Service Provider to deduct the Performance Fee from the Generated Digital Assets after deduction of the Costs. If Service Provider fails to provide an Uptime of [***]% or better, then the Performance Fee shall be reduced by [***]% for that calendar month. Service Provider shall provide the Uptime statistics to Customer no later than five (5) days after the beginning of each calendar month and shall include Uptime statistics in any Additional Audit, as defined in Section 2.3.

7. TECHNOLOGY UPGRADES.

The parties shall mutually agree in good faith whether to update or upgrade the software or firmware of Mining Equipment, including to replace the existing software or firmware of the Mining Equipment. Service Provider shall use commercially reasonable efforts to maintain the Mining Equipment provided by Customer. Title and ownership of all Mining Equipment will remain with Customer during the Term. Upon termination or expiration of this Agreement, the parties shall take all required actions under Section 11.6.

8. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY.

8.1 Disclaimers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, ITS AFFILIATES AND ITS AND THEIR THIRD PARTY LICENSORS AND SERVICE PROVIDERS EACH EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE SERVICES OR PROVISION OF THE MINING EQUIPMENT, WHETHER ORAL OR WRITTEN, INCLUDING WITHOUT LIMITATION WARRANTIES OF ACCURACY, TIMELINESS, COMPLETENESS, RESULTS, AND THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EVEN IF THE PARTY, ITS AFFILIATES AND ITS AND THEIR THIRD PARTY LICENSORS OR SERVICE PROVIDERS HAVE BEEN INFORMED OF SUCH PURPOSE, OR ANY REPRESENTATIONS AND WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE. SERVICE PROVIDER, ITS AFFILIATES AND ITS AND THEIR THIRD PARTY LICENSORS AND SERVICE PROVIDERS SHALL NOT BE RESPONSIBLE FOR ANY USE OF THE SERVICES OR DIGITAL ASSETS BY CUSTOMER OR OTHERS.

8.2 Limitation of Liability. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE SUM OF THE COST OF REPLACING THE MINING EQUIPMENT (WITH SUCH COST TO BE CALCULATED ON A REPLACEMENT-BASIS INSTEAD OF A DEPRECATION-BASIS) AND THE GROSS REVENUE REALIZED BY THE MINING EQUIPMENT DURING THE THREE-MONTH PERIOD IMMEDIATELY PRECEDING A CLAIM ARISING FROM THIS AGREEMENT TRIGGERING THIS SECTION 8.2.

9. RISK

9.1 Customer understands that Service Provider is not liable for price fluctuations in any Digital Asset.

9.2 By entering into this Agreement Customer acknowledges and agrees that: (a) Service Provider is not responsible for the operation of any Digital Asset underlying protocols, and Service Provider makes no guarantee of their functionality, security, or availability; (b) Digital Asset underlying protocols are subject to sudden changes in operating rules (a/k/a “forks”), and such forks may materially affect the value, function, and/or even the name of the Digital Assets; and (c) Service Provider does not own or control the underlying software protocols which govern the operation of any Digital Asset.

9.3 Customer understands that Mining is an everchanging and volatile endeavor and that there is no guarantee that the Services will generate any set amount of Digital Assets;

10. INDEMNIFICATION.

10.1 Customer shall indemnify, defend, and hold harmless Service Provider, its affiliates, successors and assigns, and each of their respective officers, directors, employees, shareholders, legal representatives, and agents (the “Service Provider Indemnified Parties”), from and against any losses, damages, liabilities, costs and expenses (including reasonable attorneys’ and professionals’ fees and court costs) (“Losses”) arising out of any third-party claim, suit, action, investigation, demands or proceeding (“Claim”) based on or arising out of (a) Customer’s use of the Digital Asset Customer Allocation; and (b) Customer’s breach of this Agreement; provided, however, that (i) Service Provider shall have promptly provided Customer with written notice thereof and reasonable cooperation, information, and assistance in connection therewith (except that Service Provider’s failure to do so will not relieve Customer of its obligations under this Section 10.1 except to the extent that Customer is materially prejudiced by such failure), and (ii) Customer shall have sole control and authority with respect to the defense, settlement, or compromise thereof; provided that Service Provider reasonable consent to any such settlement or compromise shall be required unless it includes a full release of liability for all Service Provider Indemnified Parties and does not purport to impose any objections on any such Service Provider Indemnified Party. Service Provider shall be entitled, at its own expense, to participate in the defense of any claim subject to this Section 10.1 through counsel of its own choosing, and Customer shall provide Service Provider with reasonable cooperation and assistance in such defense.

10.2 Service Provider shall indemnify, defend, and hold harmless Customer, its affiliates, successors and assigns, and each of their respective officers, directors, employees, shareholders, legal representatives, and agents (the “Customer Indemnified Parties”), from and against any Losses arising out of any Claim based on or arising out of (a) Service Provider’s breach of this Agreement; and (b) the negligent or intentional acts, including any infringement of a third party’s intellectual property rights, of any Service Provider Indemnified Parties, vendors, contractors or other service providers; provided, however, that (i) Customer shall have promptly provided Service Provider with written notice thereof and reasonable cooperation, information, and assistance in connection therewith (except that Customer’s failure to do so will not relieve Service Provider of its obligations under this Section 10.2 except to the extent that Service Provider is materially prejudiced by such failure), and (ii) Service Provider shall have sole control and authority with respect to the defense, settlement, or compromise thereof; provided that Customer reasonable consent to any such settlement or compromise shall be required unless it includes a full release of liability for all Customer Indemnified Parties and does not purport to impose any objections on any such Customer Indemnified Party. Customer shall be entitled, at its own expense, to participate in the defense of any claim subject to this Section 10.2 through counsel of its own choosing, and Service Provider shall provide Customer with reasonable cooperation and assistance in such defense.

11. TERM AND TERMINATION.

11.1 This Agreement shall commence on the Effective Date and will remain in effect for fifteen(15) months unless terminated in accordance with the terms set forth in this Agreement (the “Term”). This Term shall automatically renew for additional three (3) month terms unless a Party gives the other Party written notice of an intent not to renew the Agreement no later than ninety (90) days’ advance written notice that the Party does not intend to renew the Agreement.

11.2 Either Party may terminate this Agreement immediately upon written notice to the other party in the event such other party (a) files any petition in bankruptcy; (b) has an involuntary petition in bankruptcy filed against it; (c) becomes insolvent; (d) makes a general assignment for the benefit of creditors; (e) admits in writing its inability to pay its debts as they mature; (f) has a receiver appointed for its assets; (g) ceases conducting business in the normal course; (h) has any significant portion of its assets attached; (i) experiences a material negative litigation decision ruling that affects this agreement; or (j) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated.

11.3 Either Party may terminate this Agreement upon written notice to the other Party if such other Party breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof.

11.4 Except as provided in Section 16.13, following the expiration or termination of this Agreement, all Customer’s rights under this Agreement shall terminate and Customer shall be entitled to the immediate possession of all Mining Equipment

11.5 If this Agreement is terminated for any reason, upon expiration of this Agreement, or at Customer’s option upon cessation of services under this Agreement due to a Force Majeure Event, Service Provider shall provide Customer with immediate and unconditional access to any hosting site(s) in which Service Provider is hosting Customer’s Mining Equipment to allow Customer to modify, protect, or remove the Mining Equipment. The Parties agree that, although Service Provider may store, use, or install the Mining Equipment at its hosting site(s), the Mining Equipment is and shall remain the exclusive property of Customer and shall not be deemed to become a fixture of the hosting site(s) or otherwise so related to the hosting site(s) as to give rise to a similar interest to Service Provider under applicable real estate law. Service Provider shall not allow any lien, security interest, or other encumbrance to attach to any of the Mining Equipment, and shall defend and hold Customer harmless from any claim by a third party of any such lien, security interest, or encumbrance. Service Provider shall take all necessary action to effectuate the provisions of this Section, including the grant of access to Customer, notwithstanding any adverse condition of Service Provider, such as bankruptcy or other insolvency proceedings. Service Provider shall immediately notify Customer if any such claim or notice related to the Customer’s Mining Equipment is received by Service Provider.

12. FORCE MAJEURE.

12.1 Notwithstanding anything to the contrary in this Agreement, and subject to the terms in this Section, Service Provider shall not be responsible for any failure to perform and will not be liable to Customer for any damages to Customer, as a result of any Force Majeure Event. “Force Majeure Event” means any event that is beyond Service Provider’s reasonable control, including, but not limited to, unforeseeable disruption or breakdown of cryptocurrency markets (or other related financial markets), acts of war, issues with technology suppliers, issues with import/export restrictions, unforeseeable lack of electricity supplies, blackouts, brownouts, power shortages, government regulations, weather (including blizzards and other similar items), disease, epidemic or pandemic (where an epidemic or pandemic has been declared at Service Provider’s hosting site(s) by the Center for Disease Control or the World Health Organization), where such disease, epidemic, or pandemic causes a government-mandated shutdown of Service Provider or the hosting site(s) hosting the Mining Equipment, or any other issue outside of the reasonable control of Service Provider.

12.2 Service Provider’s limitation on responsibility due to a Force Majeure Event in Section 12.1 applies only if: (a) Service Provider takes such action as may be reasonably necessary to void, nullify, or mitigate, in all material respects, the effects of the Force Majeure Event; (b) Service Provider provides Customer with prompt and precise notice of (i) the identity of the specific Force Majeure Event; (ii) the details of Service Provider’s attempts to void, nullify, or mitigate the effects of the Force Majeure Event; and (iii) an anticipated timeline of recovery to normal business operations from the Force Majeure Event.

12.3 If Service Provider ceases its performance under this Agreement due to a Force Majeure Event, then Customer may exercise its rights to access the Mining Equipment under Section 11.6.

13. COMMUNICATIONS & NOTICES.

13.1 All notices, requests, or other communications or documents to be given under this Agreement shall be in writing and addressed to the person(s), and at the addresses, set forth for each Party on the Cover Page.

13.2 Notices shall be deemed effective when sent by e-mail with confirmation of transmission by the transmitting equipment. Each Party may designate a different address or contact person by notice given in the manner provided in this section.

14. DATA STORAGE AND PROTECTION.

14.1 Service Provider shall (a) disclose what data it collects related to this Agreement and the Mining Equipment, (b) disclose how that data is used and for how long that data is retained, (c) any agreements under which Service Provider provides that data to any third parties, (d) undertake to protect that data in a commercially reasonable manner, and (e) provide such data to Customer upon demand.

15. REPRESENTATIONS AND WARRANTIES.

15.1 Each Party hereby represents, warrants and covenants to the other Party that: (a) it has full, right, power and authority to enter into this Agreement and to perform its obligations under this Agreement; and (b) the execution of this Agreement and the performance of its obligations hereunder do not and will not constitute any material breach of any agreement to which it is a party.

15.2 Customer represents, warrants and covenants that as between Service Provider and Customer, Customer will be the beneficial owner of the Digital Assets and there will be no third-party beneficiaries to the Agreement.

16. GENERAL PROVISIONS.

16.1 Governing Laws & Venue. This Agreement will be construed in accordance with the laws of the State of New York as applied to contracts made and performed entirely therein, and without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the Parties. All disputes, suits, actions or proceedings relating to this Agreement shall be brought solely in the state or federal courts located in the Harris County, Texas. Provider hereby consents to the exclusive jurisdiction and venue of the Harris County, Texas in connection with any such dispute, suit, action or proceeding, and waives any defense of forum inconveniens in connection therewith. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER PARTY IN CONNECTION WITH THIS AGREEMENT.

16.2 Assignment. Customer may not assign, sublicense or otherwise transfer this Agreement, in whole or in part, without the prior written consent of Service Provider, except Customer may assign, sublicense or otherwise transfer this Agreement to its wholly owned subsidiary or successor in interest upon written notice and with consent of Service Provider which shall not be unreasonably withheld. Service Provider may assign, sublicense and otherwise transfer this Agreement, in whole or in part, without prior notice or written consent from Customer.

16.3 Entire Agreement. This Agreement, including any updates, exhibits, or amendments, constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding the same. This Agreement may only be modified by a written instrument properly executed by the Parties (and such written instrument shall explicitly say that it is an amendment hereto so that no informal amendment inadvertently occurs).

16.4 Confidentiality. The terms and conditions of this Agreement, the Services, the Costs and the Performance Fees (and any other related materials or information provided by Service Provider to Customer) are Service Provider’s confidential information, regardless of whether they are marked as confidential, proprietary or otherwise. The personal data provided by Customer in the context of this Agreement (and any other related materials or information provided by Customer to Service Provider) are Customer’s confidential information, regardless of whether they are marked as confidential, proprietary or otherwise. During the Term, the Parties shall (a) keep such confidential information strictly confidential in a manner that each Party protects its own confidential or proprietary information of a similar nature (and with no less than reasonable care); and (b) not disclose such confidential information to any third party other than each Party’s partners, vendors, assignees, purchasers, investors, lenders, lessors, and financial or legal consultants that have a need to know such information and have agreed in writing to keep such information confidential and not disclose such confidential information. consistent with the terms of this Agreement. Notwithstanding the foregoing, the either Party may disclose confidential information as required by law or by order of a court of competent jurisdiction, provided that, in such event, (i) such Party will provide the other Party with prompt notice of such obligation and permit the other Party an opportunity to take legal action to prevent or limit the scope of such disclosure; and (ii) such Party will furnish only that portion of the other Party’s confidential information which the Party is advised by counsel is legally required and the Parties will exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to such confidential information. Additionally, notwithstanding the foregoing, Service Provider acknowledges and agrees that Customer is or intends to become a U.S. publicly traded company and may be required to disclose this Agreement and its related terms in order to comply with applicable securities laws, including its disclosure obligations under the U.S. Securities Exchange Act of 1934, as amended.

16.5 Nothing in the Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the Parties. Neither Party is an agent or representative of the other or is authorized to make any warranties or assume or create any other obligations on behalf of the other.

16.6 Compliance with Laws. Customer represents and warrants that its performance of its obligations under the Agreement will comply with all applicable laws, rules and regulations.

16.7 Intellectual Property. Nothing in this Agreement shall be deemed to grant to either party any rights to any of the other party’s Intellectual Property. Neither party shall contest or challenge, or assist any third party in contesting or challenging, the validity or enforceability of any of the other party’s Intellectual Property. To the extent Customer utilizes any software or platform created by Service Provider in furtherance of this Agreement, including the Dashboard, Customer is provided a license to use such software or platform for the life of this Agreement, and has full license to use, collect and retain any data displayed or provided thereby, which license shall survive the termination of this Agreement.

16.8 Trademarks. Each party is strictly prohibited from using any product or corporate name, designation, logo, trade name, trademark, service name or service mark associated with the other party in any marketing materials, regulatory filing, financial statements, offering circular, prospectus or otherwise, without the prior written consent of the first party, which may be withheld by the first party in its sole and absolute discretion. Notwithstanding this provision, for the avoidance of doubt, the parties agree that Customer may use Service Provider’s name and trade name for marketing purposes related to the Services provided in the Agreement, and as may be required to satisfy any legal or regulatory obligation.

16.9 No Exclusivity. This Agreement in no way establishes any exclusive arrangement between Customer and Service Provider. Each party acknowledges and agrees that the other party will be free to enter into agreements and other arrangements with any third parties, at any time, regarding any products or services.

16.10 Parties Are Sophisticated and Represented. No preference shall be given to one Party by virtue of the fact that such Party did not draft this Agreement. No bias shall be placed against the drafter. Each Party has been advised and offered the opportunity to seek legal counsel regarding this Agreement. To the extent they chose not to or to limit such, they hereby waive any later complaint that they lacked proper counsel or understanding. No failure by any Party to insist upon the strict performance of this Agreement shall constitute waiver of any breach, covenant, duty, or term herein.

16.11 Counterparts / Execution. The Agreement may be executed in counterparts, which together shall constitute a single instrument, and may also be executed by electronic signature, and the Parties agree that facsimile, digitally scanned or other electronic copies of signatures shall be valid and binding as originals.

16.12 Taxes. The Costs and Fees set forth herein do not include any foreign, federal, state or local sales, value added, use, withholding or other similar taxes, tariffs or duties, however designated, levied against the sale, licensing, delivery or use of the components and products provided under the Agreement. Customer shall pay, or reimburse Service Provider for, all such taxes; provided, however, that Customer shall not be liable for any taxes based on Service Providers’ net income.

16.13 Survival. The provisions contained in Sections 1, 8, 10, 11.6 and 16 shall survive the termination or expiration of this Agreement.

PRIVILEGED & CONFIDENTIAL

EXHIBIT B

MINING EQUIPMENT DESCRIPTION

The Mining Equipment specified in the chart below is provided by Customer to Service Provider for the delivery of the Mining Power. Customer is solely responsible for providing all ancillary equipment necessary to operate the Mining Equipment within the Service Provider’s facility, including any hashboards, controller boards, case assemblies, fans, and power units for the Mining Equipment.

Customer is solely responsible for the shipping of Mining Equipment to and from Service Provider facility.

Make & Model	Number of Units	Date Purchased	Date Manufactured	Declared Value in Dollars	Mining Power (TH)	Wattage (w)	Efficiency (J/TH)
Bitmain S19j Pro 100 TH	7,200	4/14/21	Various	$49,000,000	100	2,950	0.031
Total Number of Units					7,200 Units
Total Kilowatts (KwHr)					21,240 KW
Mining Power (TH)					720,000 TH

The Parties have agreed to this schedule and/or amendments through their duly authorized officers as of the dates below.

Amendment	[CUSTOMER]	Name & Date	Coinmint, LLC	Name & Date
1
2
3

PRIVILEGED & CONFIDENTIAL

EXHIBIT C

SCHEDULED DELIVERY OF MINING EQUIPMENT

This Exhibit C (the “Delivery Schedule”) is the schedule of expected delivery dates for the arrival of Mining Equipment provided by Customer to Service Provider at the facility provided below.

Upon arrival, Service Provider will install equipment at a rate of three hundred (300) pieces per day, starting no later than within two (2) days after arrival of the Mining Equipment. If the Mining Equipment does not arrive within five (5) days of the delivery date, Customer will be required to provide an amended Delivery Schedule. If Mining Equipment does not arrive with thirty (30) days of the original Delivery Schedule, Service Provider may choose to cancel or terminate the acceptance of this Mining Equipment and amend this Agreement to reduce the amount of Mining Equipment provided in Exhibit B.

Service Provider shall not be responsible for (a) the shipping fees to or from the facility; (b) any customs, duties, or other taxes or levies on the equipment; or (c) any additional equipment provided beyond the Mining Equipment detailed in Exhibit B.

SERVICE PROVIDER FACILITY
Facility Name:	North Country Data Center
Facility Address:	194 Co Rd 45, Massena, NY 13662
Facility Primary Contact:	[***]
Facility Phone Number:	[***]
Primary Contact Email Address:	[***]

Delivery	Model	Manufacturer	Number of Units	Shipment	Address of Origination		Reservation Fees	Amendment
8/23/2021	S19j 100 TH	Bitmain	600	ex. USPS	ex. 1313 State Street	$	[***]	ex.1
9/26/2021	S19j 100 TH	Bitmain	600			$	[***]
10/21/2021	S19j 100 TH	Bitmain	600			$	[***]
11/21/2021	S19j 100 TH	Bitmain	600
12/21/2021	S19j 100 TH	Bitmain	600
1/21/2022	S19j 100 TH	Bitmain	600
2/21/2022	S19j 100 TH	Bitmain	600
3/21/2022	S19j 100 TH	Bitmain	600
4/21/2022	S19j 100 TH	Bitmain	600
5/21/2022	S19j 100 TH	Bitmain	600
6/21/2022	S19j 100 TH	Bitmain	600
7/21/2022	S19j 100 TH	Bitmain	600

The Parties have agreed to this schedule and/or amendments through their duly authorized officers as of the dates below.

Amendment	[CUSTOMER]	Name & Date	Coinmint, LLC	Name & Date
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PRIVILEGED & CONFIDENTIAL

EXHIBIT E

EQUIPMENT STANDARDS AND PERFORMANCE FEES

Equipment Standards:

Customer and Service Provider will agree on generally acceptable ASIC Mining Equipment standards based on efficiency and performance on an annual basis. Customer and service provider may agree to the different hosting rates based on different efficiency ratings.

The Standard Rate reflects the normal operating performance fee. The Repay Rate is the performance fee applied when the Customer is being reimbursed for capital contributions or similar financial arrangement made with Service Provider. During these periods. the difference between the Standard Rate and Repay Rate is considered a repayment on the capital contribution to customer. During periods of Repay, no optional Performance Fee reductions will be recognized.

ASIC Tier	Efficiency Range	Model Examples	Standard Rate		Repay Rate
1	<38 W/TH	MicroBT Whatsminer M30S++, Bitmain Antminer S19 Pro (110Th), Canaan AvalonMiner 1246	[***]	%	[***]	%
2	38 - 50 W/Th	MicroBT Whatsminer M31S+, Bitmain Antminer S17+ (73Th), Canaan AvalonMiner 1166 Pro	[***]	%	[***]	%
3	50 - 60 W/Th	MicroBT Whatsminer M32, Bitmain Antminer T17e (53Th), Canaan AvalonMiner 1146 Pro	[***]	%	[***]	%

Performance Fee Reductions:

Service Provider agrees to reduce the Standard Profit Share once certain deployment volumes have been achieved by the Customer. For the avoidance of doubt, deployment volume shall be determined by the calculated sum power use (megawatts) of Customer deployed equipment in service provider facility based on manufacturer specifications. Actual performance (either over or under) of deployed equipment shall not be used to calculate the sum power use. Customer will be eligible for the Performance Fee Reduction after 30 days of maintaining power use above the stated range.

Deployment Volume (Megawatts)	Tier Rate Reduction	Cumulative Standard Rate Reduction
0-20	[***]%	[***]%
20-30	[***]%	[***]%
30-40	[***]%	[***]%
40-50	[***]%	[***]%
50-60	[***]%	[***]%
60-70	[***]%	[***]%
70-80	[***]%	[***]%
80+	[***]%	[***]%

For the avoidance of doubt, the Cumulative Rate Reduction will be applied to Standard Rate performance fee for all ASIC Mining Equipment based on their Tier. For example, if the Customer has deployed 23MW of Tier 1 Equipment and 22MW of Tier 2 Equipment, then the Cumulative Rate Reduction is [***]% based on the chart above. If Tier 1 Equipment Standard Rate is [***]%, then this ASIC Mining Equipment will have a fee reduction of [***]% for a rate of [***]%. If the Tier 2 Equipment Standard Rate is [***]%, then this ASIC Mining Equipment will have a rate of [***]%.

Minimum and Maximum Net Effective Costs per KwHr:

Customer’s Net Effective Costs are defined as the Total Electricity, Operations, and Performance Fees applied by the Service Provider. The Daily Net Effective Costs are determined by the operating efficiency of the ASIC Mining Equipment and expressed in KwHr as:

The Minimum and Maximum Bounded KwHr Costs are defined below:

Bound	$	/ KwHr
Minimum	$	[***]
Maximum	$	[***]

If over any period of fourteen (14) days the Daily Net Effective Costs in KwHr for a unit exceeds the Maximum Bound KwHr rate, then the stipulated Maximum Bound found above shall be applied to the Net Effective Costs for the Customer’s ASIC Mining Equipment. For example, if the Customer Net Effective Costs for a period are $[***]/KwHr, then the fees shall be reduced to the Maximum Bound of $[***]/KwHr.

During any operating period, if the Customer Net Effective Costs fall below the Minimum Bound KwHr rate, then the above noted Minimum Bound shall be applied to the Net Effective Costs for the Customer’s ASIC Mining Equipment. For example, if the Customer Net Effective Costs for a period are $[***]/KwHr, then the fees shall be increased to the Minimum Bound of $[***]/KwHr.

The Parties have agreed to this schedule and/or amendments through their duly authorized officers as of the dates below.

Amendment	[CUSTOMER]	Name & Date	Coinmint, LLC	Name & Date
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PRIVILEGED & CONFIDENTIAL

EXHIBIT F

LIABILITY WAIVER FOR OPTIONAL SERVICES

During the term of the Agreement, the Customer may be offered additional or optional services that are designed to enhance the efficiency or output of the Mining Equipment. Those services may include immersion cooling, running ASIC Mining Equipment beyond the manufacturer’s specifications and/or changing the firmware of this equipment.

The Customer acknowledges that there are hazards associated with the additional or optional services which include but are not limited to damage to the Customer’s Mining Equipment and/or Service Provider’s property. In the event that Customer is offered one or more of the additional or optional services, Customer agrees to indemnify and hold Service Provider harmless and release Service Provider from any claims or liability that may result from damage that is caused to Customer’s Mining Equipment through use of the additional or optional services offered by Service.

Customer acknowledges and agrees that Service Provider is authorized to utilize the additional or optional services listed below:

Make & Model	Number of Units	Immersion Cooling	Firmware Modification	Overclocking (highest approved)
ex. Bitmain S19Pro 110 TH	ex. 1,000 units	ex. Yes; SLIC immersion	ex. BrainsOS	ex. 25%

The Parties have agreed to this schedule and/or amendments through their duly authorized officers as of the dates below.

Amendment	[CUSTOMER]	Name & Date	Coinmint, LLC	Name & Date
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